Exhibit 10.31
                                                                   -------------

                  FINAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                  ---------------------------------------------

     This Agreement is made and entered into effective July 2, 2007, between DLA Piper US LLP ("DLA Piper"), formerly known as DLA Piper Rudnick Gray Cary US LLP, and Intraop Medical Corporation ("Intraop") (DLP Piper and Intraop collectively referred to as "the Parties").


                                    RECITALS
                                    --------

     1. DLA Piper performed securities and corporate legal services to Intraop of which $455,797 in fees and costs advanced remain unpaid. A dispute arose between the Parties concerning the amount of attorneys' fees that Intraop should pay to DLA Piper for the services performed by DLA Piper (the disputes of the Parties are hereafter referred to as the "Claims"). The Parties now desire to settle the Claims. In accordance with this desire and in consideration of the mutual promises made in this Agreement, the Parties agree as follows:


                           OBLIGATIONS OF THE PARTIES
                           --------------------------

     2. Intraop has agreed to issue to DLA Piper a warrant to purchase 400,000 shares of Intraop common stock and to pay to DLA Piper the total sum of $228,000 (two hundred and twenty-eight thousand dollars) under the following schedule: Six equal monthly payments of $38,000 (thirty eight thousand dollars) each, for six months beginning with a first payment on the execution of this Agreement and on the fifteenth day of each succeeding month thereafter with payment in full to occur no later than November 15, 2007.

     3. On the execution of this Agreement, Intraop shall issue to DLA Piper a warrant entitling DLA Piper to purchase 400,000 shares of Intraop common stock with a per share exercise price equal to $.45 per share (the "New Warrant").


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


The form of the warrant is attached hereto as Exhibit B and will be executed and delivered on execution of this Settlement Agreement.

               a. Intraop will register the New Warrant on the next registration statement filed with the SEC. The registration of the shares underlying the New Warrant shall be maintained effective for two years from their date of issuance.

               b. DLA Piper will agree to abide by the terms and conditions of Intraop's current Lock-Up Agreement, a copy of which is attached hereto, marked Exhibit C, with respect to the New Warrant.

               c. This Agreement is subject to, with regard to the issuance of the New Warrant, the approval of all Intraop's senior and convertible debenture investors.

               d. Intraop shall immediately cancel the currently outstanding Warrant #C-37 dated October 27, 2003, to purchase 150,000 shares of common stock of Intraop Medical, Inc. held by DLA Piper and DLA Piper will surrender Warrant #37 at the closing for cancellation.

                             MUTUAL GENERAL RELEASE
                             ----------------------

     4. The performance of the obligations set forth in this Agreement shall constitute consideration for the release of claims set forth in this Section.

     5. Except with respect to the obligations set forth in this Agreement, the Parties shall, for themselves and their respective legal successors and assigns release and forever discharge each other and their respective shareholders, partners, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whether now known or unknown, suspected or unsuspected, which either now has, owns or holds or at any time before ever owned or held or could, shall or may in the future have, own or hold against the other based upon or arising out of any matter, cause, fact, thing, act, omission or any of the Claims occurring or existing at any time up to and including the effective date of this Agreement (collectively the "Released Matters").


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


     6. It is the intention of the Parties in executing this Agreement and in paying and receiving the consideration set forth in this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and mutual general release of and from all Released Matters.

     7. In furtherance of the intentions set forth in this Agreement each of the Parties acknowledges that it is familiar with California Civil Code
Section 1542 which provides as follows:

     GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

     Each of the Parties waives and relinquishes any rights or benefits which it has or may have under Section 1542 or any similar provision of the law of any other jurisdiction to the full extent that it may lawfully waive its rights and benefits pertaining to the Released Matters. In connection with this waiver and relinquishment, each of the Parties acknowledges that it is aware that it or its attorneys or accountants may later discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement or the other Parties to this Agreement but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases given in this Agreement shall be and remain in effect as full and complete mutual releases as to the Released Matters despite the discovery or existence of any such additional or different claims or facts.

     8. The Parties acknowledge that they each deny any wrongdoing whatsoever in connection with one another and that the settlement agreement made pursuant to this Agreement is made solely for the purpose of compromising disputed claims and avoiding the time, expense and uncertainty of litigation.


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


It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of any of the Parties hereto.

     9. The Parties each warrant and represent to the other that they are the sole and lawful owners of all rights, title and interest in and to all of the respective Released Matters and that they have not voluntarily, by operation of law or otherwise assigned or transferred or purported to assign or transfer to any person any portion of any Released Matter or any claim, demand, or right against the other Parties. The Parties further warrant and represent that the individuals signing this Agreement on behalf of the Parties has full authority to do so and to bind the Parties to the terms of this Agreement.

     10. The Parties agree that for purposes of enforcement in court or any legal proceeding, or as an affirmative defense, this Agreement may be disclosed and admitted into evidence despite the provisions concerning mediation confidentiality.

     11. Any dispute arising out of this Agreement shall be submitted to the Honorable Edward A. Infante at ADR Services for binding resolution.


                                  BENEFICIARIES
                                  -------------

     12. This Agreement is not for the benefit of any person who is not a signatory to this Agreement or specifically named a beneficiary in this paragraph. The provisions of this Agreement and the release contained in this Agreement shall extend to and inure to the benefit of and be binding upon, in addition to the Parties, just as if they had executed this Agreement: the respective legal successors and assigns of each of the Parties, each and every entity which now is or ever was a division, parent or subsidiary, and their respective legal successors and assigns, the respective past and present shareholders, partners, officers, directors, agents, employees and attorneys of the Parties, and each of them.


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


                                     GENERAL
                                     -------

     13. Each party acknowledges to the other Parties that it has been advised by independent legal counsel of its own choice throughout all of the negotiations (or had and declined the opportunity to do so) which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of its independent legal counsel. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to its execution and delivery and acceptance of the consideration specified in this Agreement.

     14. This Agreement and any other documents referred to in this Agreement shall be interpreted, enforced and governed under the laws of California. Any action to enforce this Agreement shall be venued in the Superior Court of California, County of San Francisco. Counsel for all Parties have read and approved the language of this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.

     15. The titles of the various articles of this Agreement are used for convenience of reference only and are not intended to and shall not in any way enlarge or diminish the rights or obligations of the Parties or affect the meaning or construction of this Agreement.

     16. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of California.

     17. A breach of any representation or warranty in this Agreement is material and shall be deemed a breach of this Agreement.


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


     18. It is expressly understood and agreed by the Parties that this Agreement and all of its terms shall be binding upon each Party's representatives, heirs, executors, administrators, successors and assigns.

     19. The Parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.

     20. If any party to this Agreement asserts a claim for breach of this Agreement or seeks to enforce its terms, the prevailing party in any such proceeding shall be entitled to recover costs and reasonable attorneys' fees.

     21. The Parties agree to execute such other documents as reasonably may be required to effectuate this Agreement.

     22. Should a court of government agency invalidate any of the provisions of this Agreement, the remaining provisions will stay in effect.

     23. This Agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement as through they had been executed together and shall be effective as of the date set forth on page 1.

     24. The individuals signing this Agreement hereby warrant and represent that, except as otherwise set forth herein, and specifically as set forth in paragraph 3(c), above, they have the authority to enter into this agreement on behalf of the respective parties hereto.

     25. This Agreement constitutes the Final Agreement as defined by the Parties in the Agreement. Except for as set forth herein, this Agreement may not be altered or amended except in a writing signed by all of the Parties to this Agreement. Neither this Agreement nor any of the obligations created under this Agreement shall be construed as an admission of any party to this Agreement of any liability of any kind to the other Parties.


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


Each party expressly denies that it is in any way liable or indebted to the other Parties except as set forth in this Agreement.


DLA Piper US LLP                           Intraop Medical Corporation




BY:  /s/ Gilles S. Attia                   BY: /s/ Donald A. Goer
     -------------------                       ------------------
Name:   Gilles S. Attia                    Name:    Donald A. Goer, Ph.D.
Title:  Partner                            Title:   President and Chief
                                                    Executive Officer


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